UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

AMERICAN PHYSICIANS CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)

1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (517) 351-1150

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On May 9, 2005, American Physicians Capital, Inc. (the “Company”) and Daniel L. Gorman, a director of the Company, entered into an amendment to the Standstill Agreement, dated April 7, 2004. Pursuant to the amendment, Mr. Gorman is permitted to enter into forward purchase contracts with respect to shares of common stock held by him even if the result is that Mr. Gorman is not permitted to vote the shares subject to the contract. Accordingly, the termination provision of the agreement was also amended to provide that if Mr. Gorman’s sole or shared voting power over shares of the Company’s common stock is reduced to less than one percent (1%), the agreement will terminate. Mr. Gorman is required to report his voting power to the Company upon the Company’s request.

     A copy of the amendment is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10	Amendment No. 1, dated May 9, 2005, to the Standstill Agreement, dated April 7, 2004, between the Company and Daniel L. Gorman

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 9, 2005
AMERICAN PHYSICIANS CAPITAL, INC.
	By:	/s/ R. KEVIN CLINTON
R. Kevin Clinton
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10	Amendment No. 1, dated May 9, 2005, to the Standstill Agreement, dated April 7, 2004, between the Company and Daniel L. Gorman